UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 5, 2005

EARLE M. JORGENSEN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7537	95-0886610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10650 Alameda Street, Lynwood, California	90262
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 567-1122

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 5, 2005, board of directors of Earle M. Jorgensen Company, a Delaware corporation (“EMJ”), elected Andrew G. Sharkey, III, to serve as a director of EMJ and as a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the board of directors, to serve until the next annual meeting of stockholders. Mr. Sharkey currently serves as director, president and chief executive officer of the American Iron and Steel Institute (“AISI”), a non-profit association of North American companies engaged in the iron and steel industries, which positions he has held since he joined AISI in August 1993. Prior to that, Mr. Sharkey served for 12 years as the president of the Steel Service Center Institute, the predecessor of Metals Service Center Institute, a trade association.

There are no arrangements or understandings between Mr. Sharkey and any other person pursuant to which he was selected as a director of EMJ. Attached hereto as Exhibit 99.1, and incorporated herein by reference, is a copy of EMJ’s press release dated May 5, 2005, announcing Mr. Sharkey’s election to the board of directors.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits:

99.1    Press Release, dated May 5, 2005, of Earle M. Jorgensen Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2005

EARLE M. JORGENSEN COMPANY

By:	/s/ WILLIAM S. JOHNSON
William S. Johnson
Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 5, 2005, of Earle M. Jorgensen Company.